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Exhibit 5.1

                         LEBOEUF, LAMB, GREENE & MACRAE
                                     L.L.P
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              125 West 55th Street
                             New York, NY 10019-5389
                                 (212) 424-8000
                            Facsimile: (212) 424-8500


                                             August 2, 2002

Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, Ohio  43215

Ladies and Gentlemen:

         We have acted as counsel for Nationwide Financial Services, Inc., a Delaware corporation ("NFS"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-90200) under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 36,600,000 shares of Class A Common Stock, par value $0.01 per share, of NFS in connection with the sponsored demutualization of Provident Mutual Life Insurance Company ("Provident") by NFS, in accordance with the terms of an Amended and Restated Agreement and Plan of Merger dated as of August 7, 2001 and amended and restated as of July 8, 2002, between NFS, Eagle Acquisition Corporation and Provident (the "Merger Agreement").

         In connection with the opinion expressed in this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of the opinion expressed in this letter. In such examination, we have assumed, without inquiry, the genuineness of all signatures on all documents submitted to us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid agreement instruments, certificates, records and documents and upon statements and certificates of officers and representatives of NFS and public officials.

         Based upon the foregoing examination, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that when
(i) the Registration Statement has

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Nationwide Financial Services, Inc.
August 2, 2002
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become effective under the Act and (ii) the shares of Class A Common Stock have been duly issued in accordance with the terms of the Merger Agreement, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

         The opinion set forth herein is limited in all cases to matters arising under the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" therein and in the related prospectus, and in any supplement thereto or amendments thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                               /s/LeBoeuf, Lamb, Greene & MacRae, L.L.P.